Exhibit 1.1

DISTRIBUTION AGREEMENT

May 18, 2022

JPMorgan Chase Bank, National Association, New York Branch, as Forward Purchaser

383 Madison Avenue

New York, NY 10179

J.P. Morgan Securities LLC, as Agent and Forward Seller

383 Madison Avenue

New York, New York 10179

Barclays Bank PLC, as Forward Purchaser

5 The North Colonnade

Canary Wharf, London E14 4BB

Barclays Capital Inc., as Agent and Forward Seller

745 Seventh Avenue

New York, NY 10019

Bank of America, N.A., as Forward Purchaser

One Bryant Park

New York, New York 10036

BofA Securities, Inc., as Agent and Forward Seller

One Bryant Park

New York, New York 10036

Bank of Montreal, as Forward Purchaser

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

BMO Capital Markets Corp., as Agent and Forward Seller

151 W 42nd Street

32nd Floor

New York, NY 10036

The Bank of New York Mellon, as Forward Purchaser and BNY Mellon Capital Markets, LLC,

as Agent and Forward Seller

240 Greenwich Street, 3 East

New York, New York 10286

Deutsche Bank AG, London Branch, as Forward Purchaser

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Deutsche Bank Securities Inc., as Agent and Forward Seller

1 Columbus Circle

New York, NY 10019

Mizuho Markets Americas LLC, as Forward Purchaser

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Mizuho Securities USA LLC, as Agent and Forward Seller

1271 Avenue of the Americas

New York, NY 10020

Morgan Stanley & Co. LLC, as Forward Purchaser, Agent and Forward Seller

1585 Broadway

New York, New York 10036

Royal Bank of Canada, as Forward Purchaser

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

RBC Capital Markets, LLC, as Agent and Forward Seller

200 Vesey Street

New York, NY 10281

The Bank of Nova Scotia, as Forward Purchaser

GWO-Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

Scotia Capital (USA) Inc., as Agent and Forward Seller

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Equity Residential, a Maryland real estate investment trust ( “EQR” or the “Company”), and ERP Operating Limited Partnership, an Illinois limited partnership ( “ERP” and, together with EQR, the “Transaction Entities”), confirm their agreement with JPMorgan Chase Bank, National Association, New York Branch, Barclays Bank PLC, Bank of America, N.A., Bank of

Montreal, The Bank of New York Mellon, Deutsche Bank AG, London Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Bank of Nova Scotia (in their capacities as purchasers under any Forward Contracts (as defined below), the “Forward Purchasers”) and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (in their capacities as agents and/or principals under any Terms Agreement (as defined in Section 1(a) below) in connection with the offering and sale of any Issuance Securities (as defined below), the “Agents” and in their capacities as agents for the Forward Purchasers in connection with the offering and sale of any Forward Hedge Securities (as defined below), the “Forward Sellers”), as follows:

EQR proposes to issue and sell from time to time, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), up to 13,000,000 common shares (the “Maximum Number”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of EQR.

The Transaction Entities have jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-265017 and 333-265017-01) relating to the registration of certain securities of the Transaction Entities, including the Securities (as defined below), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of its effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents or the Forward Sellers, as applicable, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time; “Base Prospectus” means the prospectus dated May 17, 2022 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Securities, to be filed by EQR with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Securities pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by EQR to the Agents or the Forward Sellers, as applicable, in connection with the offering of the Securities; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or

“supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities to be the specified, fixed number (i.e., the Fixed Number of Securities to be Sold) set forth in the Transaction Proposal; provided, however, that in the event the Forward Purchaser for such Forward, in its commercially reasonable judgment, determines that it is unable (via the Forward Seller) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Forward Hedge Securities in accordance with the Transaction Proposal in light of market liquidity conditions and/or the provisions of Section 1 of this Agreement, the Actual Sold Forward Amount shall equal the aggregate number of Forward Hedge Securities actually sold through such Forward Seller (in connection with the establishment of a commercially reasonable hedge position) pursuant to this Agreement (including Sections 1(c) and 1(e) hereof) during the Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the Actual Sold Forward Amount during such period multiplied by the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 8.

“Fixed Number of Securities to be Sold” means, for any Forward, the number specified as such in the Transaction Proposal for such Forward (as amended by the corresponding Transaction Acceptance, if applicable), which number shall be the maximum number of Forward Hedge Securities to be sold by the applicable Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward” means the transaction resulting from each Transaction Proposal (as defined below) (as amended by the corresponding Transaction Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Securities.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between EQR and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Transaction Proposal for such Forward (as amended by the corresponding Transaction Acceptance, if applicable), which amount shall be the maximum Aggregate Sales Price of the Forward Hedge Securities to be sold by the applicable Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract, and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Securities” means all Common Shares borrowed by the applicable Forward Purchaser (or its affiliate) and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract, and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between EQR and the Forward Seller and recorded in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable), not to exceed 2%.

“Forward Hedge Selling Period” means, subject to Section 1(f) hereof, the period of one to 20 consecutive Trading Days (as defined in Section 1(a)) (as determined by EQR in EQR’s sole discretion and specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) that relates to a “Forward”) beginning on the date specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in or pursuant to the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation, or (ii) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8 hereof.

“Issuance” means each occasion (1) EQR elects to exercise its right to deliver a Transaction Proposal that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the applicable Agent to use commercially reasonable efforts to sell the Issuance Securities as specified in such Transaction Proposal, and (2) EQR enters into a Terms Agreement, in each case, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the maximum Aggregate Sales Price of the Issuance Securities to be sold by the applicable Agent with respect to any Issuance as specified in the Transaction Proposal for such Issuance.

“Issuance Securities” means all Common Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by EQR in EQR’s sole discretion and specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) that relates to an “Issuance”) beginning on the date specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Master Forward Confirmation” means each Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among EQR, ERP and a Forward Purchaser, including all provisions incorporated by reference therein.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Agent or the Forward Seller (assuming the Agent or the Forward Seller sold such Forward Hedge Security or Issuance Security in a commercially reasonable manner that reflects the prevailing market prices) on the New York Stock Exchange hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale, which in any event shall reflect the prevailing market price of the Forward Hedge Security or Issuance Security. For the avoidance of doubt, the Sales Price shall be based on the actual sale execution price of each Forward Hedge Security or Issuance Security, without reduction for any tax imposed or collected pursuant to Section 897 or Section 1445 of the Code, any current or future regulations or official interpretations thereof.

“Securities” means Issuance Securities and Forward Hedge Securities.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the applicable Forward Purchaser in respect of a Trading Day on which the applicable Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 1(c) and 2(f), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by such Forward Seller on such Trading Day.

The Transaction Entities, the Agents, the Forward Purchasers and the Forward Sellers agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided EQR provides the Agents and the Forward Sellers with any due diligence materials and information reasonably requested by the Agents or the Forward Sellers necessary for the Agents and the Forward Sellers to satisfy their due diligence obligations, on any Trading Day selected by EQR (and, with respect to any Forward, provided no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred), EQR and the Agent of EQR’s choice (i.e., the applicable Agent) (in the case of an Issuance) or the Forward Seller and Forward Purchaser of EQR’s choice (i.e., the applicable Forward Seller and Forward Purchaser) (in the case of a Forward) shall enter into an agreement in accordance with Section 2 hereof which shall at a minimum specify whether it relates to an Issuance or a Forward and shall include the number of Securities to be placed and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). EQR may also offer to sell Issuance Securities directly to the applicable Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by EQR and the applicable Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(i) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Securities issued and sold pursuant to this Agreement is equal to the Maximum Number, and (y) any termination of this Agreement pursuant to Section 8, (ii) a “Trading Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b) Subject to the terms and conditions set forth below, EQR appoints the Agents as sales agents in connection with the offer and sale of Issuance Securities in any Agency Transactions relating to Issuances entered into hereunder. Upon the delivery of a Transaction Proposal (as defined in Section 2(a) below) (as amended by the corresponding Transaction

Acceptance, if applicable) specifying that it relates to an Issuance, the applicable Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Issuance Securities in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable).

(c) Subject to the terms and conditions set forth below and the Master Forward Confirmation, EQR and the Forward Purchasers appoint the Forward Sellers as agents of the Forward Purchasers in connection with the offer and sale of the Forward Hedge Securities in any Agency Transactions relating to Forwards entered into hereunder. Upon the delivery of a Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) specifying that it relates to a Forward, the applicable Forward Purchaser (or its affiliate) will use commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow, offer and sell Forward Hedge Securities of a number up to the Fixed Number of Securities to be Sold specified in the applicable Transaction Proposal through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Forward Hedge Securities at market prevailing prices up to the Forward Hedge Amount in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable). The Forward Seller will provide written confirmation by e-mail to all of the individuals listed as authorized representatives of EQR on Schedule A hereto and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(d) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 2(b) or Section 2(g) of this Agreement or the Master Forward Confirmation or this Agreement is terminated pursuant to Section 8 hereof), the Forward Purchaser and EQR shall execute and deliver a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one “Settlement Cycle” (as such term is defined in or pursuant to the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) for such Forward).

(e) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(f) None of EQR, any Agent, any Forward Purchaser or any Forward Seller shall have any obligation to enter into an Agency Transaction. EQR shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Issuance Securities only if and when EQR makes a Transaction Proposal to such Agent related to such Issuance and a Transaction Acceptance related to such Issuance has been delivered to EQR by such Agent as provided in Section 2 below and then only upon the terms specified in such Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) and this Agreement. EQR, any Forward Seller and any Forward Purchaser shall have obligations with respect to any placement of Forward Hedge Securities only if and when EQR makes a Transaction Proposal to such Forward Seller and Forward Purchaser related to such Forward and a Transaction Acceptance related to such Forward has been delivered to EQR by such Forward Seller and Forward Purchaser as provided in Section 2 below and then only upon the terms specified in such Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable), this Agreement and the Master Forward Confirmation. No Transaction Proposal may be delivered hereunder other than on a Trading Day during the Commitment Period; no Transaction Proposal may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) delivered hereunder unless the Securities to be sold under all such previously delivered Transaction Proposals have all been sold; no Transaction Proposal may be delivered hereunder if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between EQR and any Forward

Purchaser; and EQR may not deliver a Transaction Proposal specifying that it relates to a Forward if such Transaction Proposal, together with all prior Transaction Proposals (as amended by the corresponding Transaction Acceptance, if applicable) delivered by EQR relating to a Forward hereunder, would result in the sum of the number of Common Shares issued under all Forward Contracts that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company exceeding 19.99% of the number of Common Shares outstanding as of the date of this Agreement. For the avoidance of doubt, EQR shall have responsibility for complying with, and maintaining records with respect to compliance with, the immediately preceding sentence.

(g) Each Agent and Forward Seller, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Securities pursuant to this Agreement other than (i) by means of negotiated transactions, which may include block trades, or by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”), and (ii) such other sales of the Securities as shall be agreed by EQR and the applicable Agent or the applicable Forward Seller, as the case may be, in writing.

(h) If Issuance Securities are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to EQR the number of Issuance Securities sold on any Trading Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(c) below) no later than prior to the opening of trading on the immediately following Trading Day.

(i) If EQR shall default on its obligation to deliver Issuance Securities to the applicable Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Transaction Entities shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by EQR, and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with this Agreement or any Terms Agreement, as the case may be.

(j) EQR acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Securities, (ii) no Agent shall incur liability or obligation to EQR or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Securities in accordance with the terms of this Agreement, (iii) no Agent shall be under any obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by any Agent and the Transaction Entities in a Terms Agreement, (iv) there can be no assurance that any Forward Purchaser (or its affiliate) will be successful in borrowing or that the Forward Seller will be successful in selling any Forward Hedge Securities, (v) no Forward Seller shall incur liability or obligation to EQR, any Forward Purchaser or any other person or entity if it does not sell Forward Hedge Securities borrowed by any Forward Purchaser (or its affiliate) for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Forward Hedge Securities in accordance with the terms of this Agreement, and (vi) no Forward Purchaser shall incur liability or obligation to EQR, the Forward Seller or any other person or entity if it does not borrow Forward Hedge Securities for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts consistent with its normal trading and sale practices and applicable law and regulations to borrow such Forward Hedge Securities in accordance with the terms of this Agreement. In acting hereunder, the Forward Sellers will be acting as agents for the Forward Purchasers and not as principals.

2. Transaction Acceptances and Terms Agreements.

(a) EQR may, from time to time during the Term, propose to any Agent (with respect to an Issuance) or any Forward Seller and Forward Purchaser (with respect to a Forward) that they enter into an Agency Transaction to be executed on a specified Trading Day or over a specified period of Trading Days, which proposal shall be made to the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be, by any means permissible under Section 10 hereof from any of the individuals listed as an authorized representative of EQR on Schedule A hereto, and which proposal shall be in substantially the form of Exhibit B hereto (with such changes thereto as may be agreed upon by EQR and the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be) (each, a “Transaction Proposal”). If the applicable Agent (with respect to an Issuance) or the applicable Forward Seller and Forward Purchaser (with respect to a Forward) agree to the terms of such proposed Agency Transaction or if EQR and the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be, mutually agree to modified terms for such proposed Agency Transaction, then the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be, shall promptly deliver to EQR by any means permissible under Section 10 hereof a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by EQR and the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be, whereupon such Transaction Acceptance shall become a binding agreement between EQR and the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be.

(b) A Transaction Proposal shall not set forth an Issuance Amount or Forward Hedge Amount, as applicable, that, when added to the aggregate number of Securities previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the sale of a total number of Securities that exceeds the Maximum Number of Securities nor shall it set forth any lowest price at which EQR is willing to sell Securities on any Trading Day during a Selling Period (each, a “Purchase Date”) or a formula pursuant to which such lowest price shall be determined (a “Floor Price”) which is lower than the minimum price authorized from time to time by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof. EQR shall have responsibility for maintaining records with respect to the aggregate number of Securities sold and for otherwise monitoring the availability of Securities for sale under the Registration Statement and for ensuring that the aggregate number of Securities offered and sold does not exceed, and the price at which any Securities are offered or sold is not lower than, the aggregate number of Securities and the minimum price, respectively, authorized from time to time by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Selling Period is delivered by the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, to EQR, the latest Transaction Acceptance shall govern any sales of Securities for the relevant Selling Period except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to EQR of the latest Transaction Acceptance. EQR or the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, may, upon notice to the other such party or parties by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Securities pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice (including, in the case of Forward Hedge Securities, the obligation to enter into the resulting Forward Contract) or their respective obligations under any Terms Agreement or Forward Contract. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Securities shall be sold on more than one Purchase Date, then EQR and the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(c) The Issuance Selling Period in respect of the Issuance Securities deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. With respect to an Issuance, except as otherwise agreed between EQR and the applicable Agent, the applicable Agent’s commission for any Issuance Securities sold through such Agent as sales agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Issuance Securities (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the applicable Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event EQR engages an Agent for a sale of Issuance Securities in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, EQR will provide the applicable Agent, at the applicable Agent’s request and upon reasonable advance notice to EQR, on or prior to the Issuance Settlement Date (as defined in 2(d) below) the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the applicable Issuance Settlement Date, and such other documents and information as the applicable Agent shall reasonably request, and EQR and the applicable Agent will agree to compensation that is customary for the applicable Agent with respect to such transaction. The Gross Sales Price, less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Issuance Securities is referred to herein at the “Net Sales Price.”

(d) Payment of the Net Sales Price for Issuance Securities sold on any Purchase Date pursuant to a Transaction Acceptance shall be made to EQR by wire transfer of immediately available funds to the account of EQR (which EQR shall provide to the applicable Agent at least one Trading Day prior to the applicable Issuance Settlement Date) against delivery of such Issuance Securities to the applicable Agent’s account, or an account of the applicable Agent’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by EQR and the applicable Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by EQR and the applicable Agent) following each Purchase Date (each, an “Issuance Settlement Date”). For purposes of the previous sentence, Trading Day also includes days on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

(e) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance relating to an Issuance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies EQR that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then EQR shall not be obligated to issue and sell through the applicable Agent, and the applicable Agent shall not be obligated to place, the Issuance Securities proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless EQR and the applicable Agent otherwise agree in writing. No Agent shall sell Issuance Securities below the Floor Price except as otherwise agreed to in writing by EQR, and such Floor Price may be adjusted by EQR at any time upon notice to the Agents and confirmation to EQR.

(f) Unless otherwise specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Securities being sold by crediting the applicable Forward Seller’s or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at DTC through DWAC or by such other means of delivery as may be agreed to by EQR and the applicable Forward Purchaser and Forward Seller which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date. Notwithstanding the foregoing, in the event EQR engages a Forward Seller for a sale of Forward Hedge Securities in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, EQR will provide the applicable Forward Seller and Forward Purchaser, at the applicable Forward Seller’s or Forward Purchaser’s request and upon reasonable advance notice to EQR, on or prior to the Forward Hedge Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the applicable Forward Hedge Settlement Date, and such other documents and information as the applicable Forward Seller shall reasonably request, and EQR and the applicable Forward Seller will agree to compensation that is customary for the applicable Forward Seller with respect to such transaction.

(g) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Shares, it shall promptly notify the other parties, and sales of Issuance Securities under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended and any Forward Hedge Selling Period shall be terminated and, other than the Forward Contract relating to such Forward Hedge Selling Period being terminated, no new Forward Contracts shall be entered into until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Securities, EQR shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Shares based on market data provided by Bloomberg L.P. or such other sources as agreed upon by EQR and the Agents.

(h)

(i) If EQR wishes to issue and sell the Securities pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If the applicable Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with EQR, wishes to accept amended terms, the Transaction Entities and the applicable Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Transaction Entities or the applicable Agent unless and until the Transaction Entities and the applicable Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(i) Each sale of Issuance Securities to the applicable Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Securities to, and the purchase thereof by, the applicable Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Securities by the applicable Agent. The commitment of the applicable Agent to purchase the Issuance Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Transaction Entities contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of Issuance Securities to be purchased by the applicable Agent pursuant thereto, the price to be paid to EQR for such Issuance Securities, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent in the reoffering of the Issuance Securities, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and, together with any Issuance Settlement Date and Forward Hedge Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Issuance Securities.

(j) Notwithstanding any other provision of this Agreement, EQR shall not offer, sell or deliver, or request the offer or sale, of any Securities pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the applicable Agent (in the case of an Issuance) or the applicable Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of any Securities during any period in which EQR is in possession of material non-public information and an Agent, Forward Seller or Forward Purchaser, as applicable, shall not be obligated to offer, sell or borrow, as applicable, any Securities during any period in which such Agent, Forward Seller or Forward Purchaser, as applicable, reasonably believes that EQR is, or could be deemed to be, in possession of material non-public information.

(k) EQR agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement shall be effected only by or through one Agent or Forward Seller on any Trading Day.

(l) Anything in this Agreement to the contrary notwithstanding, EQR shall not authorize the issuance and sale of, and no Agent or Forward Seller shall be permitted to sell, any Securities at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement or any Forward Contract, in each case by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Common Shares approved for listing on the Exchange, or in excess of the number or amount of Common Shares available for issuance on the Registration Statement or as to which EQR has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations by EQR, and the communications of any such limitations by EQR to the Agents and the Forward Sellers, shall be the sole responsibility of EQR.

3. Representations, Warranties and Agreements of the Transaction Entities. Each of EQR and ERP, jointly and severally, represent and warrant to, and agree with, the Agents, the Forward Sellers and the Forward Purchasers on and as of (i) the date hereof, (ii) each date on which EQR delivers a Transaction Proposal, (iii) each date on which the Transaction Entities execute and deliver a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of EQR and ERP, no proceeding for that purpose or pursuant to Section 8A of the Act against EQR or ERP or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by EQR or ERP; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3ASR in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither EQR nor ERP makes any representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with the Counterparty Information (as defined in Section 9(b)) furnished in writing by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus; provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated prior to any Settlement Date shall be deemed not to be contained in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus to the extent that such statement has been modified or superseded by any subsequent statement in such documents. As used herein, “Time of Sale” means (i) with respect to each offering of Securities pursuant to this Agreement, the time of the applicable Agent’s or the applicable Forward Seller’s initial entry into contracts with investors for the sale of such Securities or initial sale of such Securities on the Exchange, as applicable, and (ii) with respect to each offering of Securities pursuant to any relevant Terms Agreement, the time of sale of such Securities.

(b) Other than offerings that have terminated prior to the date of this Agreement, EQR has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Base Prospectus. EQR represents and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, until the termination of this Agreement, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Securities consented to by the Agents, the Forward Sellers and the Forward Purchasers (including any free writing prospectus prepared by EQR solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing

Prospectus”. EQR has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; EQR is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; EQR was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement and this Agreement, and is not, an “ineligible issuer” and was as of each such eligibility date, and is, a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). EQR has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Number of Securities pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The consolidated financial statements of EQR and ERP and related notes included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of EQR, ERP and their consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement and the Prospectus, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus, if any, comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X (“Regulation S-X”) of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of EQR and ERP, reasonable; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(e) The financial statements or financial information of the properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Rule 3-14 of Regulation S-X (collectively, the “Rule 3-14 Information”), together with the related notes and schedules, have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired and present fairly in all material respects the information set forth therein; and there are no properties for which EQR or ERP is required to disclose Rule 3-14 Information other than as included or incorporated by reference in the Registration Statement and the Prospectus.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated or contemplated therein, (i) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of EQR, ERP and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by EQR, ERP or any of their respective subsidiaries, which are material with respect to EQR, ERP and their respective subsidiaries considered as a single enterprise, (iii) none of EQR, ERP or any of their respective subsidiaries have incurred any material obligation or liability, direct, contingent or otherwise, (iv) there has been no material change in the debt of EQR or ERP, and (v) except for regular quarterly distributions on the Common Shares and EQR’s preferred shares of beneficial interest, $0.01 par value (the “Preferred Shares”), there has been no dividend or distribution of any kind declared, paid or made by EQR on any class of its shares of beneficial interest.

(g) EQR, ERP and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and have all power and authority necessary to own, lease and operate their respective properties and conduct the business as described in the Registration Statement and the Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition or in the earnings, assets, business affairs or business prospects of the Transaction Entities and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, or any material adverse effect on the Transaction Entities’ ability to consummate the transactions contemplated by, or to execute, deliver and perform their obligations under, this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation (a “Material Adverse Effect”).

(h) EQR, ERP and each of their respective subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses required such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The capitalization of EQR is as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for subsequent issuances, if any, (i) pursuant to this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation, (ii) pursuant to reservations, agreements or employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (iii) pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, including units of limited partnership interests (“OP Units”) or restricted units (“Restricted Units”) in ERP, or (iv) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Act or any regulation promulgated thereunder) and all of the issued and outstanding Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of the Common Shares were issued in violation of preemptive or other similar rights of any shareholder of EQR.

(j) The capitalization of ERP is as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for subsequent issuances, if any, (i) pursuant to this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation, (ii) pursuant to reservations, agreements or employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (iii) pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, including OP Units or Restricted Units, or (iv) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Act or any regulation promulgated thereunder) and all of the outstanding OP Units have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (A) as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or (B) any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Except for (i) transactions described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (ii) property acquisition agreements that provide for the sale or issuance of Common Shares or OP Units or the registration of Common Shares which are not material in amount and number of shares or units, as applicable, or (iii) Restricted Units and options granted to employees and trustees for compensatory purposes, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance or registration under the Act of, any shares of beneficial interest or capital stock of, or partnership or other equity interest in, EQR, ERP or any subsidiary of EQR or ERP.

(l) All of the issued and outstanding shares of beneficial interest or capital stock, partnership and limited liability company interests, as the case may be, of each subsidiary owned, directly or indirectly, by EQR or ERP have been duly and validly authorized and issued and, in the case of capital stock, fully paid and non-assessable and, with respect to the shares of capital stock, partnership and limited liability company interests owned, directly or indirectly, by EQR or ERP, are owned by EQR or ERP, respectively, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests, mortgages, pledges, liens, encumbrances, claims or equities the foreclosure of which would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, neither EQR nor ERP owns a direct or indirect equity interest in any entity other than their respective subsidiaries, except for such interests that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Intentionally omitted.

(n) Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by EQR and ERP and any Terms Agreement and any Supplemental Confirmation will have been duly authorized, executed and delivered by EQR and ERP.

(o) The Securities have been duly authorized by EQR and, when issued, sold and delivered pursuant to this Agreement and any Terms Agreement, as the case may be, against payment of the consideration set forth herein or therein, will be validly issued, fully paid and non-assessable; the Common Shares to be delivered by EQR in connection with any Forward Contract have been duly authorized by EQR and, when issued and delivered by EQR pursuant to the applicable Forward Contract, against payment of the consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Forward Contract (which may include net share settlement), will be validly issued, fully paid and non-assessable; the Common Shares conform, in all material respects, to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Securities and the issuance of the Common Shares to be delivered in connection with any Forward Contract are not and will not be subject to any preemptive or similar rights.

(p) EQR and ERP, as applicable, each have full right, power and authority to execute and deliver this Agreement, the Master Forward Confirmation and any Terms Agreement or Supplemental Confirmation and perform their respective obligations hereunder or thereunder, including EQR’s issuance, sale and delivery of the Securities and issuance of the Common Shares to be delivered in connection with any Forward Contract as provided herein and therein.

(q) This Agreement and the Master Forward Confirmation conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(r) Neither EQR, ERP nor any of their respective subsidiaries is (i) in violation of its Organizational Documents (as defined below), (ii) in default, and no event of default has occurred that, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which EQR, ERP or any of their respective subsidiaries is a party or by which EQR, ERP or any of their respective subsidiaries is bound or to which any of the property or assets of EQR, ERP or any of their respective subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbiter or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(s) The execution, delivery and performance by EQR and ERP of this Agreement, the Master Forward Confirmation, any Terms Agreement and any Supplemental Confirmation, the issuance, sale and delivery of the Securities under this Agreement and the issuance of the Common Shares to be delivered in connection with any Forward Contract, the compliance by EQR and ERP with the terms hereof, the Master Forward Confirmation, any Terms Agreement and any Supplemental Confirmation, and the consummation of the transactions contemplated hereby or by the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation, will not (i) conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EQR, ERP or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which EQR, ERP or any of their respective subsidiaries is a party or by which EQR, ERP or any of their respective subsidiaries is bound or to which any of the property or assets of EQR, ERP or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of EQR, ERP or any of their respective subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by EQR and ERP of this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation, the issuance, sale and delivery of the Securities under this Agreement and the issuance of the Common Shares to be delivered in connection with any Forward Contract, compliance by EQR and ERP with the terms of this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation and the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free

Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(u) There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of EQR or ERP, threatened, against or affecting EQR, ERP or any of their respective subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed in the Registration Statement and the Prospectus) or which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation; all pending legal or governmental proceedings to which EQR, ERP or any of their respective subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of EQR, ERP or any of their subsidiaries which would be required to be filed as exhibits to the Registration Statement or described therein by the Act which have not been filed as exhibits to the Registration Statement or so described as required.

(v) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus with respect to EQR and ERP are a registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(w) Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each of EQR, ERP and their respective subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by it which is material to the business of EQR, ERP and their respective subsidiaries, taken as one enterprise, in each case free and clear of all liens, encumbrances, claims and defects except those that do not materially interfere with the use made and proposed to be made of such property by EQR, ERP and their respective subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by EQR, ERP or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by EQR, ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

(x) None of EQR, ERP or any of their respective subsidiaries are required to own or possess any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, or licenses necessary for the conduct of their respective businesses as currently conducted, other than those whereby the failure to own or possess would not have a Material Adverse Effect. None of EQR, ERP or their respective subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights, or of any facts or circumstances which could render any trademarks, service marks, tradenames or copyrights invalid or inadequate to protect the interest of EQR, ERP or their respective subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y) None of EQR, ERP or any of their respective subsidiaries are and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and the consummation of the transactions contemplated by the Master Forward Confirmation and each Supplemental Confirmation, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Each of EQR, ERP and their respective subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

(aa) Each of EQR, ERP and their respective subsidiaries possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither EQR, ERP nor any of their respective subsidiaries has received any written notice of any revocation or modification of any such license, certificate, permit or authorization which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb) No labor dispute with the employees of EQR, ERP or any of their respective subsidiaries exists, or to the knowledge of EQR and ERP, is imminent which would reasonably be expected to have a Material Adverse Effect.

(cc) Except as otherwise stated in the Registration Statement or the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) none of EQR, ERP or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) EQR, ERP and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against EQR, ERP or any of their respective subsidiaries, and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting EQR, ERP or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd) Since its inception, EQR has been organized and has operated in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of EQR as described in the Registration Statement and the Prospectus will enable EQR to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and EQR intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust.”

(ee) EQR and ERP maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) EQR and ERP have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to EQR, ERP and their consolidated subsidiaries is made known to the principal executive officer and principal financial officer of EQR by others within those entities, and, as of the end of the most recent fiscal quarter of EQR and ERP, the disclosure controls and procedures were effective to perform the functions for which they were established (pursuant to Rule 13a-15(e) under the Exchange Act); auditors for EQR and ERP and the Audit Committee of the board of trustees of EQR have been advised by the principal executive officer and principal financial officer of EQR of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on the ability of EQR and ERP to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of EQR and ERP; and since the end of the most recently completed fiscal quarter of EQR and ERP, there have been no changes in the internal controls over financial reporting of EQR and ERP that have materially affected, or are reasonably likely to materially affect, the internal controls over financial reporting of EQR and ERP.

(gg) The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Each of EQR, ERP and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of EQR, ERP nor any of their respective subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement or the Prospectus.

(ii) Each of EQR, ERP and their respective subsidiaries has obtained title insurance on all of the material properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect except for any lack or inadequacy of title insurance which would not result, individually or in the aggregate, in a Material Adverse Effect.

(jj) Except as disclosed in the Prospectus, the mortgages and deeds of trust encumbering the material properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by EQR, ERP or any of their respective subsidiaries; and none of EQR, ERP or any of their respective subsidiaries holds any material amount of participating interests in such mortgages and deeds of trust.

(kk) The operations of EQR, ERP and their respective subsidiaries are and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the applicable money laundering statutes of all jurisdictions where any of EQR, ERP and their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving EQR, ERP or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of EQR and ERP, threatened.

(ll) Neither the Transaction Entities nor any of their respective subsidiaries nor, to the knowledge of the Transaction Entities, any trustee, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, gift or receipt of money, property or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in order to influence official action, or to any person in violation of any applicable anti-corruption laws, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case in connection with or related to the Transaction Entities or any of their subsidiaries or businesses. The Transaction Entities and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Transaction Entities nor any of their subsidiaries will use, directly or indirectly, the proceeds from the sale of the Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(mm) Neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any trustee, officer, employee, agent, affiliate or other person acting on behalf of the Transaction Entities or any of their respective subsidiaries is an individual or entity that is, or is controlled by one or more entities that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder or the proceeds, if any, due upon settlement of any Forward Contract, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country, or (C) to cause in any other manner a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any Sanctioned Country, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of any Sanctions.

(nn) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no subsidiary of EQR or ERP is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to EQR, from making any other distribution on such subsidiary’s capital stock, from repaying to EQR any loans or advances to such subsidiary from EQR or from transferring any of such subsidiary’s properties or assets to EQR or any other subsidiary of EQR, other than prohibitions that would not, individually or in the aggregate, prevent EQR from making distributions to its shareholders in a manner necessary to maintain its status as a real estate investment trust under the Code.

(oo) Neither the Transaction Entities nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation) that would give rise to a valid claim against the Transaction Entities or any of their respective subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) No person has the right to require EQR, ERP or any of their respective subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Securities under this Agreement or the Common Shares to be issued in connection with any Forward Contract.

(qq) Neither the Transaction Entities nor any respective subsidiary or affiliate of the Transaction Entities has taken nor will the Transaction Entities or any subsidiary or affiliate of the Transaction Entities take, directly or indirectly, any action which is designed to or which has constituted or which, to its knowledge, would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Securities.

(rr) EQR and ERP are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ss) Intentionally omitted.

(tt) Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that EQR and ERP believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, EQR and ERP have obtained the written consent to the use of such data from such sources.

(uu) As of each Settlement Date, the Securities to be sold by EQR on the applicable Settlement Date under this Agreement and a number of Common Shares at least equal to the aggregate Capped Number under all outstanding Forward Contracts entered into between the Company and any Forward Purchaser will be approved for listing, subject only to official notice of issuance, on the Exchange.

(vv) Neither EQR nor ERP has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act. The Common Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(ww) The assets of EQR and ERP do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xx) EQR intends to apply the net proceeds from the sale of the Securities and the proceeds, if any, due upon settlement of any Forward Contract, in accordance with the description set forth in the Registration Statement and Prospectus under the heading “Use of Proceeds.”

(yy) Any certificate signed by any officer, general partner, managing member or other authorized representative of EQR, ERP or any of their respective subsidiaries and delivered to the Agents, the Forward Sellers and the Forward Purchasers or to counsel to the Agents, the Forward Sellers and the Forward Purchasers pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by EQR and ERP to the Agents as to the matters covered thereby as of the date of such certificate.

(zz) Except as disclosed in the Registration Statement, the Prospectus or any Free Writing Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of EQR and ERP, (i) there have been no breaches or violations of (or unauthorized access to) EQR, ERP or their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (“IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of EQR, ERP or their subsidiaries, nor are there any pending internal investigations relating to the same, (ii) EQR, ERP and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data), and (iii) EQR, ERP and their subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

4. Certain Covenants of the Transaction Entities. The Transaction Entities, jointly and severally, hereby agree with the Agents, the Forward Sellers and the Forward Purchasers:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Securities or during any Selling Period, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents, the Forward Sellers and the Forward Purchasers a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and EQR will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any Agent, Forward Seller or Forward Purchaser reasonably objects, unless EQR’s legal counsel has advised EQR that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, the Forward Sellers and the Forward Purchasers via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents, the Forward Sellers and the Forward Purchasers and, at the Agents’, the Forward Sellers’ and the Forward Purchasers’ request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by EQR with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Securities or during any Selling Period, and during such same period to advise the Agents, the Forward Sellers and the Forward Purchasers promptly after EQR receives a notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, (iii) of any objection by the Commission to the use of Form S-3ASR by EQR pursuant to Rule 401(g)(2) under the Act, (iv) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by EQR of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of the objection pursuant to Rule 401(g)(2) under the Act, during a Selling Period, to use its commercially reasonable efforts to promptly obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, EQR will promptly advise the Agents, the Forward Sellers and the Forward Purchasers as to the issuance thereof and as to whether EQR intends to seek to obtain its withdrawal.

(e) To use commercially reasonable efforts to furnish such information as may be required and otherwise cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents or the Forward Sellers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that EQR shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Securities); and to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of the receipt by EQR of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents, the Forward Sellers and the Forward Purchasers at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, the Forward Sellers and the Forward Purchasers, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if EQR shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent, Forward Seller or Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, EQR will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents, the Forward Sellers and the Forward Purchasers during the Term (i) copies of any reports or other communications which EQR shall send to its shareholders or shall from time to time publish or publicly disseminate, and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request regarding EQR, ERP or their respective subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, the Forward Sellers and the Forward Purchasers, as applicable; provided, however, that EQR shall have no obligation to provide the Agents with any document filed on EDGAR or included on EQR’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, the Forward Sellers and the Forward Purchasers or counsel for EQR, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to EQR, immediate notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers to cease the solicitation of offers to purchase the Securities by the Agents and the Forward Sellers, as applicable (and if so notified the Agents and the Forward Sellers, as applicable, shall cease such offers as soon as practicable), and, in either case, EQR will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of EQR’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

(j) To apply the net proceeds from the sale of the Securities and the proceeds, if any, due upon settlement of any Forward Contract in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause their subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Securities; provided that nothing herein shall prevent EQR from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Intentionally omitted.

(m) Except as otherwise agreed between the Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Securities, (iii) the qualification of the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents or the Forward Sellers may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents and the Forward Sellers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Securities and Common Shares to be issued under Forward Contracts on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Securities by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith), (vi) the fees and disbursements of counsel to EQR and of EQR’s independent registered public accounting firm, (vii) the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers, and (viii) the performance of EQR’s other obligations under this Agreement, the Master Forward Confirmation, any Terms Agreement and any Supplemental Confirmation; provided that, except as otherwise agreed with EQR, the Agents, the Forward Sellers and the Forward Purchasers shall be responsible for any transfer taxes on resale of Securities by it and any costs and expenses associated with the sale and marketing of the Securities other than as specifically provided above.

(n) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, EQR will not offer Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the Exchange Act; and EQR will not distribute any offering material in connection with the offer and sale of the Securities, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(o) Unless there are no pending Agency Transactions, Principal Transactions or ongoing sales of Forward Hedge Securities during a Forward Selling Period, EQR will not, without (i) giving the Agents, the Forward Sellers and the Forward Purchasers at least one Trading Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale, and (ii) the Agents suspending activity under this program for such period of time as requested by EQR or deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or other equity securities of EQR or any securities convertible into or exercisable, redeemable or exchangeable for Common Shares or other equity securities of EQR, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or other equity securities of EQR, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Securities offered and sold under this Agreement or any Terms Agreement or in settlement of any Forward Contract, (ii) securities issued pursuant to any of EQR’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (iii) Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares in connection with any acquisition or strategic investment (including any joint venture or partnership), or (iv) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Registration Statement and Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(p) EQR will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q) As of each Settlement Date, EQR will use commercially reasonable efforts to cause the Securities to be sold by EQR on the applicable Settlement Date under this Agreement and a number of Common Shares at least equal to the aggregate Capped Number under all outstanding Forward Contracts entered into between EQR and any Forward Purchaser, to be listed on the Exchange.

(r) EQR consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Shares for the Agents,’ the Forward Sellers’ and the Forward Purchasers’ own accounts and for the accounts of their clients at the same time as sales of the Securities occur pursuant to this Agreement.

(s) EQR will promptly notify each of the Agents, the Forward Sellers and the Forward Purchasers when the Maximum Number of Securities has been sold pursuant to this Agreement.

(t) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, EQR has not sold the Maximum Number of Securities and this Agreement has not expired or been terminated, EQR will, prior to the Renewal Deadline, advise the Agents, the Forward Sellers and the Forward Purchasers as to whether it intends to file, if it has not already done so, a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u) In respect of each Forward Contract, a number of Common Shares at least equal to the aggregate Capped Number under such Forward Contract entered into between the Company and any Forward Purchaser will be reserved for issuance.

5. Execution of Agreement. The obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) EQR and ERP shall have delivered to the Agents, the Forward Sellers and the Forward Purchasers:

(i)

an officers’ certificate signed by two officers of EQR (one of whom shall be the Chief Financial Officer or other senior financial officer) and ERP certifying as to the matters set forth in Exhibit C hereto;

(ii)

an opinion and negative assurance statement of DLA Piper LLP (US), counsel for the Transaction Entities, an opinion of DLA Piper LLP (US) regarding certain tax matters, and an opinion of the General Counsel of EQR, in the forms set forth in Exhibit D-1, Exhibit D-2 and Exhibit D-3, respectively, hereto; provided that, in giving the opinions required by this Section 5(a)(ii), such counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for EQR and ERP, and (B) as to the qualification and good standing of each of EQR, ERP or any of their subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions;

(iii)

a “comfort” letter from Ernst & Young LLP, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request;

(iv)

a certificate signed by EQR’s Chief Financial Officer, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof in a form reasonably acceptable to the Agents, the Forward Sellers and the Forward Purchasers;

(v)

evidence reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel that the Securities have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)

resolutions duly adopted by EQR’s board of trustees or a duly authorized committee thereof, and certified by an officer of EQR, authorizing the execution of this Agreement and the Master Forward Confirmation by EQR and ERP and the consummation by EQR and ERP of the transactions contemplated hereby and thereby, including the issuance and sale of the Securities; and

(vii)	such other documents as the Agents, the Forward Sellers and the Forward Purchasers shall reasonably request.

(b) The Agents, the Forward Sellers and the Forward Purchasers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Morrison & Foerster LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

6. Additional Covenants of the Transaction Entities. The Transaction Entities jointly and severally further covenant and agree with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a) Each Transaction Proposal made by EQR that is accepted by the applicable Agent or the applicable Forward Seller and Forward Purchaser, as the case may be, by means of a Transaction Acceptance, and each execution and delivery by EQR and ERP of a Terms Agreement or by EQR of a Supplemental Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of EQR and ERP herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct as of the date of the Transaction Proposal or the date of such Terms Agreement or Supplemental Confirmation, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement or Supplemental Confirmation, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares, (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent, Forward Purchaser or Forward Seller shall reasonably request (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), EQR shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers certificates, dated as of such Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the officer’s certificate, setting forth the number of Common Shares reserved for issuance by EQR and listed, subject to notice of issuance, on the Exchange in connection with the transaction contemplated hereby and by the Master Forward Confirmation less (x) any Common Shares issued in connection with an Issuance hereunder or pursuant to a Forward Contract, and (y) the aggregate Capped Number under all outstanding Forward Contracts entered into between the Company and any Forward Purchaser and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort”

letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents shall have requested that the Chief Financial Officer’s certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to the Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and EQR has not suspended the use thereof (and prior to the settlement of the Securities specified therein) or a prospectus relating to the Securities is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date, and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K, or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of such form that is considered “filed” under the Exchange Act; provided further, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such certificates otherwise required by this Section 6(b) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Securities for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such certificates pursuant to the terms of the immediately preceding proviso of this Section 6(b), the delivery of the certificates listed in this Section 6(b), dated as of the date of their delivery, shall be a condition precedent to any request by EQR to sell any Securities pursuant to an Agency Transaction or Terms Agreement in that quarter.

(c) Each Bring-Down Delivery Date, EQR shall as soon as practicable, unless the Agents agree otherwise, cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers the written opinion and negative assurance statement of DLA Piper LLP, counsel to the Transaction Entities, and the written opinion of the General Counsel of EQR, each dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinions and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions and letter of each such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such opinions and the negative assurance statement otherwise required by this Section 6(c) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Securities for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such opinions and negative assurance statement pursuant to the immediately preceding proviso of this Section 6(c), the delivery of the opinions and negative assurance statement listed in this Section 6(c), dated as of the date of their delivery, shall be a condition precedent to any request by EQR to sell any Securities pursuant to an Agency Transaction or Terms Agreement in that quarter.

(d) Each Bring-Down Delivery Date, EQR shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause its independent registered public accounting firm to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter (other than with respect to the offering price), and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of EQR, ERP and their respective subsidiaries), EQR shall, if requested by the Agents, the Forward Sellers and the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of the letter otherwise required by this Section 6(d) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Securities for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such comfort letter pursuant to the immediately preceding proviso of this Section 6(d), the delivery of the comfort letter listed in this Section 6(d), dated as of the date of its delivery, shall be a condition precedent to any request by EQR to sell any Securities pursuant to an Agency Transaction or Terms Agreement in that quarter.

(e) Anything in this Agreement to the contrary notwithstanding, each time that EQR requests to sell any Securities pursuant to an Agency Transaction or Terms Agreement at any time from and including the date on which EQR shall issue a press release containing, or shall otherwise publicly announce (an “Earnings Announcement”), its earnings, revenues or other results of operations (“Earnings Information”) through and including the time that EQR files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) the filing of a Current Report on Form 8-K containing such Earnings Announcement (an “Earnings Form 8-K”) shall be deemed a Bring-Down Delivery Date, and (ii) EQR shall cause such Earnings Form 8-K (or a portion of such Earnings Form 8-K containing the Earnings Information rather than the entire Earnings Announcement) to be deemed “filed” under the Exchange Act.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or, to the knowledge of EQR, the initiation or threatening of any proceedings for any such purposes, shall have occurred and be in effect at the time EQR delivers a Transaction Proposal to the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, or the time the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, delivers a Transaction Acceptance to EQR, and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time EQR delivers a Transaction Proposal to the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, or the time the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, delivers a Transaction Acceptance to EQR.

(g) The Transaction Entities shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Sellers, the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, furnishing requested materials and making senior management and outside auditors available for due diligence conference calls, upon the reasonable request of the Agents, the Forward Sellers or the Forward Purchasers.

(h) EQR and ERP shall disclose, in their combined Quarterly Reports on Form 10-Q and in their combined Annual Report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Transaction Entities with the Commission from time to time, the number of the Securities sold under this Agreement, and the net proceeds to EQR from the sale of the Securities and any other information that EQR is required to disclose to comply with the Act or any rules or regulations thereunder with respect to sales of the Securities pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and, at each Bring-Down Delivery Date, EQR and ERP shall deliver to the Agents, the Forward Sellers and the Forward Purchasers such other documents as the Agents, the

Forward Sellers and the Forward Purchasers shall reasonably request. The Agents, the Forward Sellers and the Forward Purchasers will provide the Transaction Entities with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The Agents’ obligation to solicit purchases on an agency basis for the Issuance Securities or otherwise take any action pursuant to a Transaction Acceptance and to purchase Issuance Securities pursuant to any Terms Agreement, and the Forward Sellers’ obligation to solicit purchases on an agency basis for the Forward Hedge Securities and the Forward Purchasers’ obligations to borrow Forward Hedge Securities or otherwise take any action pursuant to a Transaction Acceptance shall be subject to the satisfaction of the following conditions:

(a) At the date on which EQR receives a Transaction Acceptance (each such date, the “Time of Acceptance”), at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Issuance Settlement Date or Forward Hedge Settlement Date, as the case may be, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Transaction Entities and at the relevant Time of Sale and Principal Settlement Date:

(i)

The representations, warranties and agreements on the part of the Transaction Entities herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Transaction Entities shall have performed and observed the covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Issuance Settlement Date or the Forward Hedge Settlement Date, as the case may be, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Transaction Entities until the Principal Settlement Date, trading in the Common Shares on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus or the Prospectus and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	No event of the type described in clauses (i) through (iv) of Section 8(b)(ii) hereof shall have occurred.

(vi)

The Securities to be issued pursuant to a Transaction Acceptance on the applicable Settlement Date under this Agreement and a number of Common Shares at least equal to the aggregate Capped Number under all outstanding Forward Contracts entered into between the Company and any Forward Purchaser shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Securities, and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Securities.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of EQR, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by EQR or ERP, (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act), (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, and (D) no suspension of the qualification of the Securities for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the applicable Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, delivers a Transaction Acceptance to EQR or EQR, ERP and the applicable Agent execute a Terms Agreement, as the case may be.

(ix)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, the Forward Purchasers or the Forward Sellers shall have reasonably objected in writing.

(x)	In respect of any Transaction Proposal delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

(xi)

In no event may EQR issue a Transaction Proposal that relates to an Issuance unless the number of Issuance Securities specified in such Transaction Proposal is less than the Remaining Number of Shares as of the date of delivery of such Transaction Proposal, and in no event may EQR issue a Transaction Proposal that relates to a Forward unless the Fixed Number of Securities to be Sold set forth in such Transaction Proposal is less than the Remaining Number of Shares as of the date of delivery of such Transaction Proposal, where “Remaining Number of Shares” means the Maximum Number of Securities minus the aggregate number of Securities previously sold hereunder or the subject of a pending Transaction Acceptance.

(b) As promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Sellers and the Forward Purchasers shall have received the officer’s certificates, opinions and negative assurance statements of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’, the Forward Sellers’ and the Forward Purchasers’ obligations, if any, to solicit purchases of Securities on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, the Forward Sellers and the Forward Purchasers, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents, the Forward Sellers and the Forward Purchasers shall have received the documents described in the preceding sentence.

(c) EQR shall, if requested by any Forward Purchaser prior to the commencement of the applicable Forward Hedge Selling Period, have delivered to such Forward Purchaser an opinion of Maryland counsel in form and substance reasonably satisfactory to such Forward Purchaser, with respect to the matters set forth in Section 3(a)(i)-(iv) of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by the International Swaps and Derivatives Association, Inc., as incorporated into the Master Forward Confirmation, and that the maximum number of Common Shares initially issuable under the applicable Forward Contract have been duly authorized and, upon issuance pursuant to the terms of such Forward Contract, will be validly issued, fully paid and nonassessable, and an opinion of New York counsel in form and substance reasonably satisfactory to such Forward Purchaser with respect to the matters set forth in Section 3(a)(v) of the ISDA Form, as incorporated into the Master Forward Confirmation.

8. Termination.

(a) (i)

The Transaction Entities may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale or outstanding Forward, the obligations of the Transaction Entities, including in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination, and (B) the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any completed sale by EQR pursuant to a Terms Agreement, the obligations of the Transaction Entities pursuant to such Terms Agreement and this Agreement may not be terminated by either Transaction Entity without the prior written consent of the applicable Agent.

(b) (i)

The Agents, the Forward Sellers and the Forward Purchasers, in their sole discretion, or any one of them in its sole discretion as to itself, may terminate this Agreement at any time upon giving prior written notice to the Transaction Entities. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the applicable Agent pursuant to such Terms Agreement shall be subject to termination by the applicable Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities issued or guaranteed by EQR, ERP or any of their respective subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, and (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Issuance Securities on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), EQR shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (i) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (ii) such date that the Maximum Number of Securities has been sold in accordance with the terms of this Agreement, and (iii) the third anniversary of the date of this Agreement, in each case except that the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement or Forward Contract, only Section 4(m)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or EQR, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Securities, such sale shall settle in accordance with the provisions of Section 2 hereof. Notwithstanding anything to the contrary contained herein, any obligation under any Forward Contract as a result of sales of Forward Hedge Securities occurring prior to such termination shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Securities, the obligation under the resulting Forward Contract).

9. Indemnity and Contribution.

(a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Agents, the Forward Sellers, the Forward Purchasers and each of their respective affiliates, directors and officers and each person, if any, who controls the respective Agents, Forward Sellers and Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act

(a “road show”), or arising out of or based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished to the Transaction Entities in writing by any Agent, Forward Seller or Forward Purchaser expressly for use therein.

(b) Each of the Agents, the Forward Sellers and the Forward Purchasers severally and not jointly, agrees to indemnify and hold harmless each of EQR and ERP, their trustees, directors, officers who signed the Registration Statement and each person, if any, who controls EQR or ERP within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent, Forward Seller or Forward Purchaser furnished to EQR or ERP in writing by any Agent, Forward Seller or Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show; provided that, for purposes of this Agreement, the only information so furnished shall be (i) the names of the Agents, the Forward Sellers and the Forward Purchasers, (ii) the third sentence in the first paragraph under “Plan of Distribution” in the Prospectus, and (iii) such other statements as may have been furnished, by notice given to EQR and ERP in writing after the date of this Agreement, to EQR and ERP by the Agents, the Forward Sellers or the Forward Purchasers specifically for inclusion in the Registration Statement (or any amendment thereto), any amendment or supplement to the Prospectus, any Permitted Free Writing Prospectus (or any amendment thereto) or any road show (collectively, the “Counterparty Information”).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall notify as promptly as reasonably practicable the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the

Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates, directors and officers and control persons, if any, or (B) the Transaction Entities, their trustees, directors, their officers who signed the Registration Statement and their control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, the Forward Sellers and the Forward Purchasers, and any such separate firm for the Transaction Entities, their trustees, directors, their officers who signed the Registration Statement and their control persons, if any, shall be designated in writing by EQR or ERP. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by EQR and ERP, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers on the other, from the offering of the

Securities pursuant to this Agreement and any Terms Agreements or Forward Contracts, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of either EQR and ERP, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by EQR and ERP, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other, shall be deemed to be in the same respective proportions as (w) with respect to EQR and ERP, the sum of (A) the net proceeds (before deducting expenses) received by EQR from the sale of the Issuance Securities from each Issuance pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents in connection therewith bear to the aggregate Gross Sales Price of such Issuance Securities, and (B) the Actual Sold Forward Amount for each Forward pursuant to this Agreement multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”) bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (x) with respect to the Agents, the total commission received by the Agents bear to the aggregate public offering price of the Issuance Securities, (y) with respect to the Forward Sellers, the Actual Sold Forward Amount for each Forward pursuant to this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”) bear to the Gross Forward Amount, and (z) with respect to the Forward Purchasers, the net Spread (as such term is defined in the Master Forward Confirmation and net of any stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement bear to the Gross Forward Amount. The relative fault of EQR and ERP, on the one hand, and the Agents, Forward Sellers and Forward Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by EQR or ERP, on the one hand, or by the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agents, the Forward Sellers or the Forward Purchasers, as applicable, be required to contribute any amount in excess of the amount by which, in the case of the Agents, the total discounts and commissions received by the Agents with respect to the offering of Issuance Securities pursuant to this Agreement or any Terms Agreement, or, in the case of the Forward Sellers and the Forward Purchasers, the total discounts and commissions received by the Forward Sellers with respect to the offering of the Forward Hedge Securities sold by the Forward Sellers, exceeds the amount of any damages that the applicable Agents, Forward Sellers or Forward Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Agreement are several and not joint.

(g) For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Transaction Entities are joint and several.

(h) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement, the Master Forward Confirmation, any Terms Agreement and any Supplemental Confirmation shall be in writing and (except in the case of a Master Forward Confirmation or a Supplemental Confirmation) shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and shall be sufficient in all respects if delivered or sent as follows (and, in the case of a notice under a Master Forward Confirmation or a Supplemental Confirmation, shall be given and deemed effective in accordance with the ISDA Master Agreement referenced therein): (i) if to JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, New York, NY 10179, Attention: EDG Marketing Support, (ii) if to J.P. Morgan Securities LLC, 383 Madison Avenue, 10th Floor, New York, New York 10179, Facsimile No.: (312) 300-7716, Attention: Stephanie Little, with a copy to Brett Chalmers, (iii) if to Barclays Bank PLC, to 5 North Colonnade, Canary Wharf, London E14 4BB, (iv) if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (v) if to Bank of America, N.A., One Bryant Park, New York, New York 10036, Attention: Christine Roemer, with a copy to ECM Legal, (vi) if to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution, with a copy to dg.atm_execution@bofa.com, (vii) if to Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a copy to Bank of Montreal 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318, (viii) if to BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 W 42nd Street 32nd Floor, New York, NY 10036, Attention: Brian Riley, by email at Brian1.Riley@bmo.com, by phone at (212) 605-1414 or by facsimile at (212) 885-4165; Eric Benedict, by email at eric.benedict@bmo.com, by phone at (212) 702-1231 or by facsimile at (312) 461-2968; and Eric Dobi, by email at Eric.Dobi@bmo.com, with a copy to Legal Department, Facsimile: (212) 702-1205, (ix) if to The Bank of New York Mellon, 240 Greenwich Street, 3 East, New York, New York 10286, Facsimile No. (732) 667-9766, (x) if to BNY Mellon Capital Markets, LLC, 240 Greenwich Street, 3 East, New York, New York 10286, Attention: JC Mas, with copies (which shall not by itself constitute notice) to The Bank of New York Mellon, Markets Equity Trading Desk, 240 Greenwich Street, 3 East, New York, New York 10286, Attention: Head of Deliveries, Facsimile No. (732) 667-9766, (xi) if to Deutsche Bank AG, London Branch, c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York,

New York 10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, fax: (646) 374-1071, (xii) if to Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, fax: (646) 374-1071, (xiii) if to Mizuho Markets Americas LLC, c/o Mizuho Securities USA LLC, as agent, 1271 Avenue of the Americas, New York, NY 10020, Attention: US Equity Derivatives Notices, Telephone: (646) 949-9531, Email: Derivs-EQNoticesUS@mizuhogroup.com, (xiv) if to Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Stephen Roney; Daniel Blake, Telephone: (212) 205-7527, Email: Stephen.Roney@mizuhogroup.com; Daniel.Blake@mizuhogroup.com, with a copy to legalnotices@mizuhogroup.com, (xv) if to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, (xvi) if to Royal Bank of Canada, c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: ECM (email: RBCECMCorporateEquityLinkedDocumentation@rbc.com), (xvii) if to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281; Attention: Equity Syndicate Department; by phone at (877) 822-4089; or by email at equityprospectus@rbccm.com, (xviii) if to The Bank of Nova Scotia, GWO-Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Gary Nathanson / Bahar Alast, Facsimile No.: (212) 225-5633, with a copy to GWO-OTC Confirmations, The Bank of Nova Scotia, Global Wholesale Operations, OTC Confirmations, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, (xix) if to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile No.: (212) 225-6553, with a copy to (which shall not constitute notice) Chief Legal Officer, U.S., 250 Vesey Street, 24th Floor, New York, New York 10281, Facsimile No.: (212) 225-6653 and (xx) if to either of the Transaction Entities, shall be sufficient in all respects if delivered or sent to it at c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention Chief Financial Officer, Facsimile No.: (312) 526-9216, with copies (which shall not constitute notice) to: c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention General Counsel, Facsimile No.: (312) 526-0678, and to: DLA Piper LLP (US), 444 West Lake Street, Suite 900, Chicago, Illinois 60606, Attention Brooke R. Kerendian, Facsimile No.: (312) 251-2860. Copies of all notices sent to the Agents, the Forward Purchasers and/or the Forward Sellers should also be sent to Morrison & Foerster LLP, 2100 L Street Northwest, Suite 900, Washington, DC, 20037-1679, Attention: David P. Slotkin, Facsimile No.: (202) 785-7522. Notwithstanding the foregoing, (A) Transaction Proposals shall be delivered by EQR to the Agents, the Forward Purchaser and the Forward Sellers by telephone or e-mail (1) if to JPMorgan Chase Bank, National Association, New York Branch, by e-mail to edg_notices@jpmorgan.com and edg-_ny_corporate_sales_support@jpmorgan.com, (2) if to J.P. Morgan Securities LLC, to Stephanie Little e-mail stephanie.little@jpmorgan.com and Brett Chalmers at e-mail brett.chalmers@jpmorgan.com, (3) if to Barclays Bank PLC, to Ilya Blanter at e-mail ilya.blanter@barclays.com, (4) if to Barclays Capital Inc., to Scott Kinloch at telephone number (212) 526-9420 or e-mail scott.kinloch@barclays.com and Brian Ulmer at telephone number (212) 526 9420 or e-mail brian.ulmer@barclays.com, (5) if to Bank of America, N.A., to Christine Roemer at telephone number (646) 855-8901 or e-mail christine.roemer@bofa.com,

(6) if to BofA Securities, Inc., to Christine Roemer at telephone number (646) 855-8901 or e-mail christine.roemer@bofa.com, (7) if to Bank of Montreal, to Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a copy to Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318, (8) if to BMO Capital Markets Corp., to Brian Riley, by email at Brian1.Riley@bmo.com, by phone at (212) 605-1414 or by facsimile at (212) 885-4165; Eric Benedict, by email at eric.benedict@bmo.com, by phone at (212) 702-1231 or by facsimile at (312) 461-2968; and Eric Dobi, by email at Eric.Dobi@bmo.com, with a copy to Legal Department, Facsimile: (212) 702-1205, (9) if to The Bank of New York Mellon, to Head of Derivatives at telephone number (212) 815-8170 or e-mail ETFTrading@bnymellon.com, (10) if to BNY Mellon Capital Markets, LLC, to Equity Capital Markets (Attention: Michael Palma) at telephone number (212) 815-4979 or e-mail Michael.x.Palma@bnymellon.com, (11) if to Deutsche Bank AG, London Branch, to Joachim Sciard at email joachim.sciard@db.com, Samir Abu-Khadra at email samir.abu-khadra@db.com and Avo Avakian at email avo.avakian@db.com, with a copy to equity-linked.notifications@list.db.com, (12) if to Deutsche Bank Securities Inc., to Joachim Sciard at email joachim.sciard@db.com, Samir Abu-Khadra at email samir.abu-khadra@db.com and Avo Avakian at email avo.avakian@db.com, with a copy to equity-linked.notifications@list.db.com, (13) if to Mizuho Markets Americas LLC, to Mariano Gaut, Managing Director, by phone at (212) 205-7608 or by email at Mariano.Gaut@mizuhogroup.com, (14) if to Mizuho Securities USA LLC, to Stephen Roney, Managing Director, by phone at (212) 205-7527 or by email at Stephen.Roney@mizuhogroup.com and Daniel Blake by phone at (212) 205-7755 or by email at Daniel.Blake@mizuhogroup.com, (15) if to Morgan Stanley & Co. LLC, to Jon Sierant at telephone number (212) 761-3778 or e-mail jon.sierant@morganstanley.com with a copy to Steven Seltzer at telephone number (212) 537-2368 or e-mail steven.seltzer@morganstanley.com, (16) if to Royal Bank of Canada, to Spencer Cherniak, by phone: (212) 428-3040 and email: spencer.cherniak@rbc.com, (17) if to RBC Capital Markets, LLC, to TJ Opladen, by phone: (212) 428-6260 and email: tj.opladen@rbccm.com, (18) if to The Bank of Nova Scotia, to Gary Nathanson / Bahar Alast at telephone number (212) 225-5582 / (212) 225-5230, (19) if to Scotia Capital (USA) Inc., at e-mail us.ecm@scotiabank.com and us.legal@scotiabank.com and (B) Transaction Acceptances shall be delivered by the Agents, the Forward Purchaser and the Forward Sellers to EQR to Claudio Moreno at telephone number (312) 928-1102 or e-mail cmoreno1@eqr.com and DerivativeCompliance@eqr.com.

11. Press Releases and Disclosure. EQR may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and EQR shall consult with the Agents prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

12. No Assignment. Other than pursuant to Section 17 of this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Transaction Entities or the Agents, the Forward Purchasers or the Forward Sellers and any such purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect; provided, however, that any Agent, Forward Purchaser or Forward Seller may assign its rights and obligations hereunder to a broker-dealer affiliate of such Agent, Forward Purchaser or Forward Seller.

13. No Fiduciary Relationship. EQR acknowledges and agrees that the Agents, the Forward Purchasers and the Forward Sellers are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Securities contemplated hereby and by the Master Forward Confirmation and any Terms Agreements and Supplemental Confirmations (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or an agent of, EQR or any other person. Additionally, the Agents, the Forward Purchasers and the Forward Sellers are not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by the Agents, the Forward Purchasers and the Forward Sellers of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Purchasers and the Forward Sellers and shall not be on behalf of the Transaction Entities. None of the activities of the Agents, the Forward Purchasers and the Forward Sellers in connection with the transactions contemplated by this Agreement constitutes a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Purchasers and the Forward Sellers with respect to any entity or natural person.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Common Shares.

15. Governing Law and Venue. This Agreement, the Master Forward Confirmation, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising under this Agreement, the Master Forward Confirmation, any Terms Agreement or any Supplemental Confirmation will be instituted in the state or U.S. federal court of proper jurisdiction located in New York, Borough of Manhattan, New York.

16. Trial by Jury. Each of the Transaction Entities (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Agents, the Forward Purchasers and the Forward Sellers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Master Forward Confirmation or the transactions contemplated hereby or thereby.

17. Persons Entitled to Benefit of Agreement. This Agreement, the Master Forward Confirmation, any Supplemental Confirmation and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives. Nothing in this Agreement, the Master Forward Confirmation, any Supplemental Confirmation or any Terms Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement, the Master Forward Confirmation, any Supplemental Confirmation or any such Terms Agreement or any provision contained herein or therein. This Agreement, the Master Forward Confirmation, any Supplemental Confirmation and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from or through the Agents or the Forward Sellers shall be deemed to be a successor merely by reason of purchase.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Counterparts. This Agreement, the Master Forward Confirmation, any Supplemental Confirmation and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Further, for the avoidance of doubt, electronic, scanned or physical signature pages exchanged among counsel to be held in legal escrow pending release shall not be deemed signed or exchanged unless and until released by the deliverer or their counsel, and this Agreement, the Master Forward Confirmation, any Supplemental Confirmation and any Terms Agreement shall not be deemed signed and executed until all necessary signatures hereto or thereto have been exchanged and released from legal escrow.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement, the Master Forward Confirmation and any Terms Agreement or Supplemental Confirmation or made by or on behalf of the Transaction Entities or the Agents, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation or any investigation made by or on behalf of the Transaction Entities or the Agents, the Forward Purchasers and the Forward Sellers.

21. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

22. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Transaction Entities, which information may include the name and address of its clients, as well as other information that will allow such Agent to properly identify its clients.

23. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

24. Headings. The headings in this Agreement, the Master Forward Confirmation and in any Terms Agreement or Supplemental Confirmation are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement, the Master Forward Confirmation or any Terms Agreement or Supplemental Confirmation.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Transaction Entities, on one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among EQR, ERP and the Agents, the Forward Sellers and the Forward Purchasers.

Very truly yours,

EQUITY RESIDENTIAL

By:	/s/ Claudio Moreno
Name:	Claudio Moreno
Title:	Senior Vice President and Treasurer

ERP OPERATING LIMITED PARTNERSHIP
By: Equity Residential, its general partner

By:	/s/ Claudio Moreno
Name:	Claudio Moreno
Title:	Senior Vice President and Treasurer

Accepted and agreed to as of the date first above written:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

BARCLAYS BANK PLC, as Forward Purchaser

By:	/s/ Scott Schaevitz
Name: Scott Schaevitz
Title: Managing Director

BARCLAYS CAPITAL INC., as Agent and Forward Seller

By:	/s/ Scott Schaevitz
Name: Scott Schaevitz
Title: Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Tim Olsen
Name: Tim Olsen
Title: Managing Director

BANK OF MONTREAL, as Forward Purchaser

By:	/s/ Sue Henderson
Name: Sue Henderson
Title: Director, Derivatives Operations

BMO CAPITAL MARKETS CORP., as Agent and Forward Seller

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

THE BANK OF NEW YORK MELLON, as Forward Purchaser

By:	/s/ Rob Lynch
Name: Rob Lynch
Title: Managing Director

By:	/s/ Rolland Hooey Jr.
Name: Rolland Hooey Jr.
Title: Director

BNY MELLON CAPITAL MARKETS, LLC, as Agent and Forward Purchaser

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH, as Forward Purchaser

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

DEUTSCHE BANK SECURITIES INC., as Agent and Forward Seller

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC, as Forward Purchaser

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

MIZUHO SECURITIES USA LLC, as Agent and Forward Seller

By:	/s/ Stephen F. X Roney
Name: Stephen F. X Roney
Title: Managing Director

MORGAN STANLEY & CO. LLC, as Agent, Forward Purchaser and Forward Seller

By:	/s/ Adam Coleman
Name: Adam Coleman
Title: Executive Director

ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

RBC CAPITAL MARKETS, LLC, as Agent and Forward Seller

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

THE BANK OF NOVA SCOTIA, as Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

SCOTIA CAPITAL (USA) INC., as Agent and Forward Seller

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

Schedule A

Authorized EQR Representatives

Mark J. Parrell

Title:	President and Chief Executive Officer
Telephone:	(312) 928-1168
Facsimile:	(312) 526-9252
E-mail:	mparrell@eqr.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Robert Garechana

Title:	Executive Vice President and Chief Financial Officer
Telephone:	(312) 928-1239
Facsimile:	(312) 526-9216
E-mail:	rgarechana@eqr.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Claudio Moreno

Title:	Senior Vice President and Treasurer
Telephone:	(312) 928-1102
Facsimile:	(312) 454-0434
E-mail:	cmoreno1@eqr.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Michael Gast

Title:	Vice President and Assistant Treasurer
Telephone:	(312) 928-1290
Facsimile:	(312) 526-9258
E-mail:	mgast@eqr.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Exhibit A

Equity Residential Common Shares

TERMS AGREEMENT

                    , 20

[Name of Applicable Agent]

Dear Ladies and Gentlemen:

Equity Residential, a Maryland real estate investment trust (“EQR”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 18, 2022 (the “Distribution Agreement”), by and among EQR, ERP Operating Limited Partnership and JPMorgan Chase Bank, National Association, New York Branch, Barclays Bank PLC, Bank of America, N.A., Bank of Montreal, The Bank of New York Mellon, Deutsche Bank AG, London Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Bank of Nova Scotia (in their capacities as purchasers under any Forward Contracts, the “Forward Purchasers”) and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (in their capacities as agents and/or principals under any Terms Agreement in connection with the offering and sale of any Issuance Securities, the “Agents” and in their capacities as agents for the Forward Purchasers in connection with the offering and sale of any Forward Hedge Securities, the “Forward Sellers”), to issue and sell to [Name of Applicable Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Name of Applicable Agent], as agent of EQR, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [Name of Applicable Agent], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, EQR agrees to issue and sell to [Name of Applicable Agent], and the latter agrees to purchase from EQR, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, EQR consents to the Agent trading in the Common Shares for [Name of Applicable Agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Name of Applicable Agent] and EQR.

EQUITY RESIDENTIAL

By:
Name:
Title:

ERP OPERATING LIMITED PARTNERSHIP

By: Equity Residential, its general partner

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[NAME OF APPLICABLE AGENT]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Shares, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by [Name of Applicable Agent]:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by EQR in same day funds.]

Method of Delivery:

[To the [Name of Applicable Agent]’s account, or the account of the [Name of Applicable Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance statement of EQR’s outside counsel and general counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) [the Chief Financial Officer’s certificate referred to in Section 5(a)(iv)];

(5) the opinion and negative assurance statements referred to in Section 5(b); and

(6) such other documents as the [Name of Applicable Agent] shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Equity Residential Common Shares

TRANSACTION PROPOSAL

                    , 20

[Name of Applicable Agent (1)] / [Applicable Forward Seller and Forward Purchaser (2)]

Dear Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated May 18, 2022 (the “Distribution Agreement”), by and among EQR, ERP Operating Limited Partnership and JPMorgan Chase Bank, National Association, New York Branch, Barclays Bank PLC, Bank of America, N.A., Bank of Montreal, The Bank of New York Mellon, Deutsche Bank AG, London Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Bank of Nova Scotia (in their capacities as purchasers under any Forward Contracts, the “Forward Purchasers”) and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (in their capacities as agents and/or principals under any Terms Agreement in connection with the offering and sale of any Issuance Securities, the “Agents” and in their capacities as agents for the Forward Purchasers in connection with the offering and sale of any Forward Hedge Securities, the “Forward Sellers”). Capitalized terms used in this Transaction Proposal without definition shall have the respective definitions ascribed to them in the Distribution Agreement. This Transaction Proposal relates to [an “Issuance”](3) [a “Forward”](4). EQR confirms that all conditions to the delivery of this Transaction Proposal are satisfied as of the date hereof.

[EQR confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Shares if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](5)

EQR represents and warrants that each representation, warranty, covenant and other agreement of EQR contained in the Distribution Agreement [and the Master Forward Confirmation](6) is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable issuer free writing prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance](7) [Forward Hedge](8) Selling Period:

First Date of [Issuance](9) [Forward Hedge](10) Selling Period:

B-1

[Maximum Number of Securities to be Sold] (11) [Fixed Number of Securities to be Sold] (12):

[Issuance](13) [Forward Hedge](14) Amount: $

[Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: basis points

Maximum Stock Loan Rate: basis points

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[	]
For any calendar quarter ending after [December 31, 20[ ]]:	$	[	] ](15)

[Term: [Days][Months]](16):

Floor Price (Adjustable by EQR during the [Issuance](17) [Forward Hedge](18) Selling Period, and in no event less than $[1.00] per share): $ per share

[There shall be no limitation on the number of Securities that may be sold on any one (1) day, subject to the maximum number of Securities to be sold above.][No more than [ ] Securities may be sold on any one (1) day.][other sales parameters]

(1) Insert for a Transaction Proposal that relates to an “Issuance.”

(2) Insert for a Transaction Proposal that relates to a “Forward.”

(3) Insert for a Transaction Proposal that relates to an “Issuance.”

(4) Insert for a Transaction Proposal that relates to a “Forward.”

(5) Insert for a Transaction Proposal that relates to a “Forward.”

(6) Insert for Transaction Proposal that relates to a “Forward.”

(7) Insert for a Transaction Proposal that relates to an “Issuance.”

(8) Insert for a Transaction Proposal that relates to a “Forward.”

(9) Insert for a Transaction Proposal that relates to an “Issuance.”

(10) Insert for a Transaction Proposal that relates to a “Forward.”

(11) Insert for a Transaction Proposal that relates to an “Issuance.”

(12) Insert for a Transaction Proposal that relates to a “Forward.”

(13) Insert for a Transaction Proposal that relates to an “Issuance.”

(14) Insert for a Transaction Proposal that relates to a “Forward.”

B-2

(15) Insert for a Transaction Proposal that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant calendar quarter (or, if none, shall not exceed zero).

(16) Insert for a Transaction Proposal that relates to a “Forward.”

(17) Insert for a Transaction Proposal that relates to an “Issuance.”

(18) Insert for a Transaction Proposal that relates to a “Forward.”

B-3